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                                                            EXHIBIT 10.26

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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                                      among

                                MFIC CORPORATION

                                       and

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                             NATIONAL BANK OF CANADA
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                             Dated February 28, 2000
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                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

    1.    DEFINITIONS AND RULES OF INTERPRETATION............................1

          ss.1.1.   Definitions..............................................1
          ss.1.2.   Rules of Interpretation.................................10

    2.    THE LOANS.........................................................11

          ss.2.1.   Commitment to Make Revolving Credit Loans...............11
          ss.2.2.   Unused Line Fee.........................................11
          ss.2.3.   The Revolving Credit Note...............................12
          ss.2.4.   Interest on Revolving Credit Loans......................12
          ss.2.5.   Requests for Revolving Credit Loans.....................12
          ss.2.6.   Maturity................................................12
          ss.2.7.   Mandatory Repayments of Revolving Credit Loans..........12
          ss.2.8.   Commitment to Make Term Loan............................13
          ss.2.9.   The Term Note...........................................13
          ss.2.10.  Interest on Term Note...................................13
          ss.2.11.  Repayment of Term Loan..................................13
          ss.2.12.  Optional Prepayments of Term Loan.......................13

    3.    CERTAIN GENERAL PROVISIONS........................................13

          ss.3.1.   Commitment Fee..........................................13
          ss.3.2.   Funds for Payments......................................14
          ss.3.3.   Computations............................................14
          ss.3.4.   Additional Costs, Etc. .................................14
          ss.3.5.   Capital Adequacy........................................15
          ss.3.6.   Certificate.............................................16
          ss.3.7.   Interest After Default..................................16

    4.    COLLATERAL SECURITY...............................................16

    5.    REPRESENTATIONS AND WARRANTIES....................................16

          ss.5.1.   Corporate Authority; Etc. ..............................16
          ss.5.2.   Governmental Approvals..................................17
          ss.5.3.   Title to Properties; Leases.............................17
          ss.5.4.   Financial Statements....................................17
          ss.5.5.   No Material Changes, Etc. ..............................18
          ss.5.6.   Franchises, Patents, Copyrights, Etc. ..................18


                                       ii
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          ss.5.7.   Litigation..............................................18
          ss.5.8.   No Materially Adverse Contracts, Etc. ..................18
          ss.5.9.   Compliance With Other Instruments, Laws, Etc. ..........18
          ss.5.10.  Tax Status..............................................19
          ss.5.11.  No Event of Default.....................................19
          ss.5.12.  Holding Company and Investment Company Acts.............19
          ss.5.13.  Absence of UCC Financing Statements, Etc. ..............19
          ss.5.14.  Setoff, Etc. ...........................................19
          ss.5.15.  Certain Transactions....................................19
          ss.5.16.  Employee Benefit Plans; Multiemployer Plans;
                    Guaranteed Pension Plans................................19
          ss.5.17.  Regulations U and X.....................................20
          ss.5.18.  Environmental Compliance................................20
          ss.5.19.  Subsidiaries............................................20
          ss.5.20.  Lease Summaries.........................................21
          ss.5.21.  Loan Documents..........................................21

    6.    AFFIRMATIVE COVENANTS OF THE BORROWER.............................21

          ss.6.1.   Punctual Payment........................................21
          ss.6.2.   Maintenance of Office...................................21
          ss.6.3.   Records and Accounts....................................21
          ss.6.4.   Financial Statements, Certificates and Information......21
          ss.6.5.   Notices.................................................23
          ss.6.6.   Existence; Maintenance of Properties....................24
          ss.6.7.   Insurance...............................................25
          ss.6.8.   Taxes...................................................25
          ss.6.9.   Inspection of Properties and Books......................25
          ss.6.10.  Compliance with Laws, Contracts, Licenses, and Permits..26
          ss.6.11.  Use of Proceeds.........................................26
          ss.6.12.  Bank Accounts...........................................26
          ss.6.13.  Cash Management.........................................26
          ss.6.14.  Further Assurances......................................27

    7.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES...27

          ss.7.1.   Restrictions on Indebtedness............................27
          ss.7.2.   Restrictions on Liens, Etc. ............................28
          ss.7.3.   Restrictions on Investments.............................29
          ss.7.4.   Merger, Consolidation...................................29
          ss.7.5.   Sale and Leaseback......................................29
          ss.7.6.   Compliance with Environmental Laws......................29
          ss.7.7.   Distributions. Corporation Action.......................30
          ss.7.8.   Subsidiaries............................................30


                                       iii
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          ss.7.9.   Fiscal Year.............................................30
          ss.7.10.  Loans and Advances......................................30
          ss.7.11.  Terms of Subordinated Indebtedness......................30

    8.    FINANCIAL COVENANTS OF THE BORROWER...............................31

          ss.8.1.   Consolidated Tangible Net Worth.........................31
          ss.8.2.   Liabilities to Worth (Leverage) Ratio...................31
          ss.8.3.   Consolidated Net Income.................................31
          ss.8.4.   Minimum Debt Service....................................32
          ss.8.5.   Maximum Capital Expenditures............................32
          ss.8.6.   Minimum Availability Covenant...........................32

    9.    CLOSING CONDITIONS................................................32

          ss.9.1.   No Material Adverse Change..............................32
          ss.9.2.   Financial Statements....................................32
          ss.9.3.   Landlord Waivers........................................32
          ss.9.4.   Corporate Structure.....................................33
          ss.9.5.   No Default or Event of Default..........................33
          ss.9.6.   Litigation..............................................33
          ss.9.7.   Evidence of Insurance...................................33
          ss.9.8.   Compliance with Law.....................................33
          ss.9.9.   Certified Copies of Organization Documents..............33
          ss.9.10.  By-laws; Resolutions....................................33
          ss.9.11.  Incumbency Certificate; Authorized Signers..............34
          ss.9.12.  Environmental Review....................................34
          ss.9.13.  Employment; Product Liability...........................34
          ss.9.14.  Validity of Liens.......................................34
          ss.9.15.  Officer's Certificates..................................34
          ss.9.16.  Opinion of Counsel Concerning Organization and
                    Loan Documents .........................................35
          ss.9.17.  Equity Infusion.........................................35
          ss.9.18.  Subordinated Debt.......................................35
          ss.9.19.  Loan Documents..........................................35
          ss.9.20.  Borrowing Base Report...................................35
          ss.9.21.  Payment of Fees.........................................35
          ss.9.22.  Minimum Day One Availability............................35
          ss.9.23.  Cash Management.........................................35
          ss.9.24.  Additional Documents....................................35

    10.   CONDITIONS TO ALL BORROWINGS......................................35

          ss.10.1.  Representations True; No Event of Default...............36
          ss.10.2.  No Legal Impediment.....................................36


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          ss.10.3.  Governmental Regulation.................................36
          ss.10.4.  Proceedings and Documents...............................36

    11.   EVENTS OF DEFAULT; ACCELERATION; ETC. ............................36

          ss.11.1.  Events of Default and Acceleration......................36
          ss.11.2.  Termination of Revolving Credit.........................39
          ss.11.3.  Remedies................................................39
          ss.11.4.  Distribution of Collateral Proceeds.....................39

    12.   SETOFF............................................................40

    13.   EXPENSES..........................................................40

    14.   INDEMNIFICATION...................................................41

    15.   SURVIVAL OF COVENANTS, ETC. ......................................41

    16.   ASSIGNMENT AND PARTICIPATION......................................42

          ss.16.1.  Assignments.............................................42
          ss.16.2.  Participations..........................................42
          ss.16.3.  Pledge by Lender........................................42
          ss.16.4.  No Assignment by Borrower...............................42
          ss.16.5.  Disclosure..............................................42

    17.   NOTICES, ETC. ....................................................42

    18.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE................43

    19.   HEADINGS..........................................................43

    20.   COUNTERPARTS......................................................43

    21.   ENTIRE AGREEMENT, ETC. ...........................................44

    22.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS....................44

    23.   CONSENTS, AMENDMENTS, WAIVERS, ETC. ..............................44

    24.   SEVERABILITY......................................................44


                                        v
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                                    EXHIBITS

      A.    Form of Revolving Credit Note
      B.    Form of Revolving Credit Loan Request
      C.    Form of Term Note
      D.    Form of Compliance Certificate


                                       vi
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                                    SCHEDULES

      5.7   Litigation
      5.15  Certain Transactions
      5.16  Employee Benefit Plans
      5.18  Hazardous Substances and Underground Tanks
      5.19  Subsidiaries
      6.13  Demand Deposit/Checking Accounts
      6.7   Insurance
      7.1   Outstanding Indebtedness
      7.2   Outstanding Liens


                                      vii
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                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 28th day of February, 2000, by and among MFIC CORPORATION (the "Borrower"), a Delaware corporation with its principal executive offices at 30 Ossipee Road, Newton, Massachusetts 02464 and NATIONAL BANK OF CANADA, a Canadian chartered bank (the "Lender") with a place of business at One Federal Street, Boston, Massachusetts 02110.

      1. DEFINITIONS AND RULES OF INTERPRETATION.

      ss.1.1. Definitions. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

      Accounts. "Accounts" as defined in the UCC and also all accounts receivable and other forms of obligations and rights to payment for credit extended for goods sold or leased, or services rendered.

      Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, all as modified, amended, supplemented or restated.

      Applicable Margin. The per annum rates set forth below for the following Loans

            Facility                            Applicable Margin
            --------                            -----------------

            Revolving Credit Loans              0.50%
            Term Loan                           0.75%

      Availability. The lesser of (a) or (b), below.

            (a)   The Revolving Credit Ceiling

            (b)   (i)   Eighty-five percent (85%) of the Borrower's Eligible
                        Accounts.

                        plus

                  (ii)  the lesser of:

                        (A) Fifty percent (50%) of the Borrower's Eligible Inventory; or

                        (B) One Million Five Hundred Thousand and NO/100 Dollars ($1,500,000.00).

      Balance Sheet Date. December 31, 1999.


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      Borrower. As defined in the preamble hereto.

      Business Day. Any day, other than a Saturday or Sunday, or legal holiday on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

      Capital Expenditures. All Capitalized Leases and all expenditures made by the Borrower or any of its Subsidiaries which are capitalized or are required to be capitalized on the Consolidated balance sheet of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles.

      Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are capitalized or are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

      Change In Control. Shall mean the occurrence of any of the following:

                  (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 50% or more of the issued and outstanding capital stock of the Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Borrower.

                  (b) (i) Irwin J. Gruverman shall cease, for any reason other than his death or disability, to serve as the Chairman of the Borrower's Board of Directors, or (ii) Irwin J. Gruverman shall cease to serve as the Chairman of the Borrower's Board of Directors as a result of his death or disability, unless within ninety (90) days after such occurrence, the Borrower shall have entered into an employment agreement with a person to succeed Irwin J. Gruverman, which person is experienced in the Borrower's industry and in performing the duties performed by Irwin J. Gruverman for the Borrower, and has been approved by a majority of the then Board of Directors of the Borrower, and is otherwise reasonably satisfactory to the Lender.

      Closing Date. The first date on which the conditions set forth in ss.9 and ss.10 have been satisfied and any Loans are to be made.

      Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.


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      Collateral. All assets of the Borrower and its active Subsidiaries, whenever acquired. "Collateral" includes, without limitation, all Accounts, Inventory, Equipment, Investment Property and General Intangibles.

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

      Consolidated EBITDA. With respect to any fiscal period, the result (determined with respect to the same period and without duplication) of the following: (a) Consolidated Net Income (or Deficit); plus (b) depreciation, amortization, and other noncash items included as an expense of the Borrower and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (c) all taxes included as an expense of the Borrower and its Subsidiaries in the determination of Consolidated Net Income (or Deficit); plus (d) interest included as an expense of the Borrower and its Subsidiaries in the determination of Consolidated Net Income (or Deficit).

      Consolidated Intangible Assets At any date, those assets of the Borrower and its Subsidiaries, that, in accordance with Generally Accepted Accounting Principles, should be classified as intangible assets on a Consolidated balance sheet of the Borrower and its Subsidiaries, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, unamortized debt discount and expense, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; all amounts representing any write-up in the book value of any assets of the Borrower resulting from a revaluation thereof; to the extent not already deducted, all reserves; the value of any minority interests in Subsidiaries; and/or the aggregate amount of all loans made by the Borrower or any Subsidiary to any officer, employee, or shareholder of the Borrower or any Subsidiary.

      Consolidated Net Income (or Deficit). With respect to any fiscal period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with Generally Accepted Accounting Principles.

      Consolidated Tangible Net Worth. With respect to any fiscal period, (i) the difference between (x) the Borrower's Consolidated Total Assets and (y) the Borrower's Consolidated Total Liabilities, plus (z) the Borrower's Subordinated Indebtedness, less (ii) the book value of the Borrower's Consolidated Intangible Assets, all calculated in accordance with Generally Accepted Accounting Principles.

      Consolidated Total Assets. At any date, all assets of the Borrower and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as assets on a Consolidated balance sheet of the Borrower and its Subsidiaries.

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      Consolidated Total Liabilities. At any date, all liabilities of the
Borrower and its Subsidiaries that, in accordance with Generally Accepted Accounting Principles, should be classified as liabilities on the Consolidated balance sheet of the Borrower and its Subsidiaries, including, in all events, all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

      Debt Service Charges. With respect to any fiscal period, the sum of (a) the expenses of the Borrower for such period for interest payable with respect to Indebtedness for borrowed money, plus (b) current maturities of long term indebtedness paid or payable during such period, all as determined in accordance with Generally Accepted Accounting Principles.

      Default. See ss.11.1.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly by the Borrower through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Drawdown Date. The date on which any Loan is made or is to be made.

      Eligible Accounts. Those of the Borrower's Accounts in which the Lender has a valid and perfected first priority security interest and which the Lender deems eligible for borrowing, but excluding, without limitation, each of the following Accounts, unless otherwise mutually agreed by the Lender and the
Borrower:

            (1) Any Account which has been outstanding for more than ninety (90) days from the invoice date.

            (2) Any Account which is owed by any account debtor if fifty percent (50%) or more of the Accounts due from such account debtor exceed the limitations on eligibility described in Subparagraph (a), above.

            (3) Any which, when aggregated with all of the accounts of that account debtor, exceeds thirty-five percent (35%) of the then aggregate of Eligible Accounts.

            (4) Any Account to the extent that the subject account debtor claims any offset, chargeback, or contra or is otherwise disputed.

            (5) Any Account as to which the principal place of business of the subject account debtor is not within the continental United States unless
      (x) such account

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      is insured by credit insurance satisfactory to the Lender; or (y) such account is secured by a letter of credit or sight draft (in each case, the terms, conditions and issuer of which are satisfactory to the Lender) and which sight draft shall be collaterally assigned to the Lender.

            (6) Any Account which arises out of any sale made on a basis other than upon terms usual to the business of the Borrower.

            (7) Any Account which arises out of a finance charge due to the Borrower.

            (8) Any Account which is owed by any Subsidiary or other affiliated entity or Person.

            (9) Any Account as to which the account debtor has filed a petition for relief under the federal Bankruptcy Code or made an assignment for the benefit of creditors; or if any petition or other application for relief under the Bankruptcy Code has been filed against the account debtor; or if the account debtor has failed, suspended its business operations, become insolvent, or suffered a receiver or trustee to be appointed for any of its assets or affairs; or if the account debtor is generally not paying its debts as they become due.

            (10) Any Account which is on a sale and return, sale on approval, consignment, or any other repurchase or return basis.

            (11) Any Account which is on a bill-and-hold basis for which the Borrower has not received written authorization from the account debtor to hold the asset which the subject of the Account.

            (12) Any Account as to which the Lender reasonably believes the collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay.

            (13) Any Account as to which the account debtor is the United States of America or any department, agency, or instrumentality thereof, unless the Borrower assigns its right to payment of such Account to the Lender in accordance with the terms of the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.3727).

            (14) Any other Account which the Lender, in its reasonable discretion, deems ineligible for borrowing.

      Eligible Inventory. Such of the Borrower's raw material and finished goods inventory in which the Lender has a valid and perfected first priority security interest, which is not obsolete or unmerchantable, and as the Lender from time to time deems eligible for borrowing in its reasonable discretion. Eligible Inventory shall be valued at the lower of cost (calculated on a "first-in first-out" (FIFO) basis) or market value.

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      Employee Benefit Plan. Any employee benefit plan within the meaning of
ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, and ordinances (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Substances, whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Substances.

      Equipment. "Equipment" as defined in the UCC and all motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, store fixtures, furniture, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of the Borrower's business and any and all accessions and additions thereto and substitutions therefor.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively as the same may be supplemented or amended and in effect from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

      ERISA Reportable Event. A reportable event (other than a reportable event described in Subsections 4043(b)(2)-(4) and 4043(b)(6)-(9), which do not require a thirty (30) day notice to the PBGC) with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Event of Default. See ss.11.1.

      General Intangibles. "General Intangibles" as defined in the UCC and also all: rights to payment for credit extended; deposits; amounts due to the Borrower; credit memoranda in favor of the Borrower; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of the Borrower to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; patents, patent applications, patents pending, and other intellectual property; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; manuals; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; trade secrets rights, copyrights, mask work rights and interests, and derivative works and interests; user, technical reference, and other manuals and materials; trade names, trademarks, service marks, and all goodwill relating thereto; applications for registration of the foregoing; and all other general intangible property of the Borrower in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by the Borrower or credit extended or services performed, by the Borrower, whether intended for an individual customer or the general business of the Borrower, or used or useful in connection with research by the Borrower.

      Generally Accepted Accounting Principles or GAAP. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (ii) consistently applied with past financial statements of the Borrower adopting the same principles; provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Hazardous Substances. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste," hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

      Indebtedness. All obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the Consolidated balance sheet of the Borrower and the Borrower's Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries.

      Inventory. "Inventory" as defined in the UCC and all goods, wares, merchandise, raw materials, work in process, finished goods, and all packaging, advertising, and shipping materials and documents related to any of the foregoing, and all labels and other names or marks affixed or to be affixed thereto for identifying or selling the same, and other personal property of every description held for sale or lease or furnished or to be furnished under a contract of sale or service, or used or consumed or to be used or consumed in the Borrower's business.

      Investment Property. Has the meaning given that term in the UCC.

      Investments. All expenditures made and all liabilities and commitments incurred (contingently or otherwise) for the purchase or acquisition of capital stock, partnership interests, or equity interests or securities, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

      Lender. As defined in the preamble hereto.

      Liabilities. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Lender, individually or collectively, under this Agreement or any of the other

Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

      Loan Documents. This Agreement, the Notes, the Security Documents and other instruments, documents and agreements executed in connection therewith, as each may be modified, amended, supplemented or restated.

      Loans. The Revolving Credit Loans and the Term Loan to be made by the Lender hereunder.

      Maturity Date. February 28, 2003 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

      Microfluidics. Shall mean Microfluidics Corporation, a Delaware corporation which is a wholly-owned Subsidiary of the Borrower.

      Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Note(s). The Revolving Credit Note and the Term Note.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Liens. Liens, security interests and other encumbrances permitted by ss.7.2.

      Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Prime Rate. The annual rate of interest publicly announced from time to time by the Lender in the United States as its "Prime Rate."

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

      Revolving Credit Ceiling. $4,000,000.00.

      Revolving Credit Loans. Revolving credit loans made or to be made by the Lender to the Borrower pursuant to ss.2.

      Revolving Credit Note. See ss.2.3.

      SEC. The Securities and Exchange Commission.

      Security Documents. All security agreements, mortgages, pledge agreements and other instruments, documents, and agreements from the Borrower and/or any Subsidiary, granting a lien, security interest or other right in favor of the Lender in any asset of the Borrower or its Subsidiaries to secure the Liabilities, whether such agreements now exist or hereafter arise.

      Subordinated Indebtedness. Indebtedness in favor Lake Shore Industries, Inc., a Michigan corporation in the principal amount of $300,000.00 which is expressly subordinated in right of payment, in form and on terms approved by the Lender in writing, to the prior payment in full of the Loans.

      Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

      Term Loan. The Term Loan made or to be made by the Lender to the Borrower pursuant to ss.2.9.

      Term Note. See Section 2.10, below.

      UCC. The Uniform Commercial Code as enacted in The Commonwealth of Massachusetts, as such may be supplemented or amended and in effect from time to time.

      Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust, limited liability company, limited liability partnership or other business entity involved.

      ss.1.2. Rules of Interpretation.

                  (1) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (2) The singular includes the plural and the plural includes the singular.

                  (3) A reference to any law includes any amendment or modification to such law.

                  (4) A reference to any Person includes its permitted successors and permitted assigns.

                  (5) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles.

                  (6) The words "include", "includes" and "including" are not limiting.

                  (7) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the UCC, have the meanings assigned to them therein.

                  (8) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (9) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

      2. THE LOANS.

      Subpart A - The Revolving Credit Loans.

      ss.2.1. Commitment to Make Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to lend to the Borrower, and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Lender given in accordance with ss.2.5, such sums as are requested by the Borrower (each a "Revolving Credit Loan"), provided, that the sum of the Outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed Availability. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.9 and ss.10, in the case of the initial Revolving Credit Loan, and ss.10, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      ss.2.2. Unused Line Fee. The Borrower agrees to pay to the Lender, an unused line fee calculated at the rate of one-quarter of one percent (.25%) per annum on the average daily amount by which the Revolving Credit Ceiling exceeds the Outstanding amount of Revolving Credit Loans during each calendar quarter or portion thereof from the date hereof to the Maturity Date. The Unused Line Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Lender's commitment to make Revolving Credit Loans shall terminate.

      ss.2.3. The Revolving Credit Note. The Revolving Credit Loans shall be evidenced by the promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. The Revolving Credit Note shall be payable to the order of the Lender in the principal amount of Four Million and No/100 Dollars ($4,000,000.00).

      ss.2.4. Interest on Revolving Credit Loans.

            (1) The outstanding principal balance of the Revolving Credit Loans shall bear interest at a rate equal to the aggregate of the Prime Rate plus the Applicable Margin.

            (2) The Borrower shall pay interest on each Revolving Credit Loan in arrears on the first day of each month, commencing April 1, 2000.

      ss.2.5. Requests for Revolving Credit Loans. The Borrower shall give to the Lender telephonic notice (confirmed in writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lender on the proposed Drawdown Date.

      Notices for any Revolving Credit Loans shall be furnished to the Lender no later than 1:30 p.m. (Boston time) on the Business Day on which such proposed Drawdown Date has been requested. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested and (ii) the proposed Drawdown Date of such Revolving Credit Loan. Subject to the terms and conditions of this Agreement, the Lender will make such Revolving Credit Loan by the end of that Business Day.

      ss.2.6. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.

      ss.2.7. Mandatory Repayments of Revolving Credit Loans. (a) If at any time the aggregate Outstanding principal balance of the Revolving Credit Loans exceeds Availability, then the Borrower shall immediately pay the amount of such excess to the Lender for application to the Revolving Credit Loans.

            (b) On each Business Day, the Borrower shall cause all proceeds of the Collateral and from any other assets or source to be directed to a lockbox, blocked account, or other recipient over which the Lender has control, with such proceeds to be applied against the then Outstanding principal balance of the Revolving Credit

Loans; provided, however, for purposes of the calculation of interest on the unpaid principal balance of the Revolving Credit Loans, such payment shall be deemed to have been made two (2) Business Days after such transfer.

      Subpart B - The Term Loan.

      ss.2.8. Commitment to Make Term Loan. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to make, and the Borrower shall borrow, on the Closing Date the sum of $475,000.00 (the "Term Loan").

      ss.2.9. The Term Note. The Term Loan shall be evidenced by the promissory note of the Borrower, substantially in the form of Exhibit C hereto (the "Term Note"), dated as of the Closing Date and completed with appropriate insertions.

      ss.2.10. Interest on Term Note.

      The Outstanding principal balance of the Term Loan shall bear interest from the period commencing with the Drawdown Date thereof at a rate equal to the aggregate of the Prime Rate plus the Applicable Margin. The Borrower shall pay interest on the Outstanding principal balance of the Term Loan in arrears on the first day of each month, commencing April 1, 2000.

      ss.2.11. Repayment of Term Loan. The Outstanding principal balance of the Term Note shall be payable in thirty-five (35) consecutive monthly installments, the first of which shall be due on the first (1st) day of April, 2000, and the subsequent of which shall be due on the same day of each calendar month thereafter. Each of the monthly installments, except the last, shall be in the principal sum of $7,917.00. In all events and under all circumstances, unless sooner paid or accelerated, the then unpaid principal balance of the Term Note and all accrued and unpaid interest thereon, and all unpaid costs and expenses shall be due and payable on the Maturity Date.

      ss.2.12. Optional Prepayments of Term Loan.

      The Borrower shall have the right, at its election, to repay the Outstanding amount of the Term Loan, as a whole or in part, at any time without penalty or premium. No prepayment hereunder shall postpone the date for, or reduce the amount of, any subsequent payment under the Term Loan. Any portion of the Term Loan which is prepaid may not be reborrowed.

      3. CERTAIN GENERAL PROVISIONS.

      ss.3.1. Commitment Fee. The Borrower agrees to pay to the Lender on the Closing Date a Commitment Fee in the amount of $22,375.00. The Commitment Fee is nonrefundable, and the Borrower shall not be entitled to any credit, rebate or repayment of the Commitment Fee notwithstanding any termination or suspension of the Lender's obligation to fund all or any portion of the Loans.

      ss.3.2. Funds for Payments.

            (1) All payments of principal, interest, commitment fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender, at its head office at One Federal Street, Boston, Massachusetts 02110, or at such other location that the Lender may from time to time designate, in each case in immediately available funds.

            (2) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      ss.3.3. Computations. All computations of interest on the Loans and of other fees payable by the Borrower to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Any change in interest rates hereunder resulting from a change in the Prime Rate shall become effective as of the day on which such change in the Prime Rate becomes effective. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding amount of the Loans as reflected on the Lender's records from time to time shall be considered correct and binding on the Borrower and shall be prima facie evidence of the Outstanding amount owing and unpaid to the Lender, unless within ten (10) Business Days after receipt by the Lender from Borrower of any notice of such Outstanding amount, the Borrower shall notify the Lender to the contrary.

      ss.3.4. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (1) subject the Lender to any prospective tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan

      Documents or the Loans (other than taxes based upon or measured by the income or profits of the Lender); or

            (2) prospectively materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents; or

            (3) prospectively impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender; or

            (4) prospectively impose on the Lender any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, or any class of loans or commitments of which any of the Loans forms a part.

and the result of any of the foregoing is

                  (1) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans; or

                  (2) to reduce the amount of principal, interest or other amount payable to such Lender hereunder on account of the Loans; or

                  (3) to require such Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such prospective additional cost, reduction, payment or foregone interest or other sum.

      ss.3.5. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then the Lender may notify the Borrower of such fact, and the Borrower shall pay to the Lender from time to time on demand, as an additional fee payable hereunder, such amount as the Lender shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate the Lender in light of these circumstances for its increased costs of maintaining such capital.

      ss.3.6. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.3.4 or 3.5 and a brief explanation of such amounts which are due and the manner in which such amounts were calculated, submitted by the Lender to the Borrower, shall be prima facie evidence that such amounts are due and owing unless within ten (10) Business Days after receipt by the Borrower of such certificate, the Borrower shall notify the Lender to the contrary.

      ss.3.7. Interest After Default. Following the occurrence of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents, at the option of the Lender, shall bear interest payable on demand at a rate per annum equal to the aggregate of the applicable interest rates for the subject Loans plus three percent (3.0%) per annum.

      4. COLLATERAL SECURITY. The Liabilities shall be secured by a perfected first priority security interest to be held by the Lender (subject only to Permitted Liens) in the Collateral.

      5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows.

      ss.5.1. Corporate Authority; Etc.

            (1) Incorporation; Good Standing. The Borrower and Microfluidics each (i) is a corporation, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where Collateral is located and in each other jurisdiction where such qualification is necessary.

            (2) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower and Microfluidics is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule, regulation or agreement to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, and (iv) do not and will not conflict with any provision of such Person's organization documents or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person.

            (3) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower and Microfluidics is or is to become a party will result in valid and legally binding obligations of such Person enforceable against such Person in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      ss.5.2. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower and Microfluidics is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of related financing statements in the appropriate records office with respect thereto.

      ss.5.3. Title to Properties; Leases. The Borrower and its Subsidiaries own all of the assets reflected in the Consolidated balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), and such assets are not subject to any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      ss.5.4. Financial Statements. The following financial statements have been furnished to the Lender:

            (1) A Consolidated balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date, and a Consolidated statement of income for the fiscal year then ended, accompanied by an auditor's report prepared without qualification by the Borrower's independent certified public accountant (except that the Lender acknowledges that the auditor's opinion for fiscal year 1998 notes a "going concern" qualification. Such balance sheet and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower or any of its Subsidiaries not disclosed in said balance sheet and the related notes thereto.

            (2) A Consolidated balance sheet, a Consolidated statement of income and a Consolidated statement of cash flow of the Borrower and its Subsidiaries for each of the fiscal quarters of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial officer to have been prepared in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and to fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such dates involving material amounts, known to the officers of the Borrower or any of its Subsidiaries, not disclosed in such balance sheets and the related notes thereto.

      ss.5.5. No Material Changes, Etc. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower or its Subsidiaries as shown on or reflected in the Consolidated balance sheet of the Borrower as of the Balance Sheet Date, or the Consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or its Subsidiaries.

      ss.5.6. Franchises, Patents, Copyrights, Etc. The Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      ss.5.7. Litigation. Except as disclosed on Schedule 5.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      ss.5.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or its Subsidiaries.

      ss.5.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries.

      ss.5.10. Tax Status. The Borrower and its Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid or will pay before becoming delinquent all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      ss.5.11. No Event of Default. No Default or Event of Default has occurred and is continuing.

      ss.5.12. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      ss.5.13. Absence of UCC Financing Statements, Etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any Collateral or rights thereunder.

      ss.5.14. Setoff, Etc. The Collateral and the rights of the Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and, to the knowledge of the Borrower, any other claim or demand, except for Permitted Liens.

      ss.5.15. Certain Transactions. Except as disclosed on Schedule 5.15, none of the officers, trustees, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      ss.5.16. Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan other than as set forth in Schedule 5.16 hereof.

      ss.5.17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      ss.5.18. Environmental Compliance. Except as disclosed on Schedule 5.18, to the best of the Borrower's knowledge

            (1) the operations of the Borrower and each of the Subsidiaries comply with all applicable Environmental Laws;

            (2) none of the operations of the Borrower or any of the Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any Environmental Laws;

            (3) none of the operations of the Borrower or any of the Subsidiaries is the subject of any federal or state investigation evaluating whether the Borrower or any of the Subsidiaries disposed of any hazardous or toxic waste, substance or constituent at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment;

            (4) neither the Borrower nor any of the Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent into the environment;

            (5) neither the Borrower nor any of the Subsidiaries has any material contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent into the environment, nor has the Borrower or any of the Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent into the environment.

      ss.5.19. Subsidiaries. (a) Schedule 5.19 sets forth all of the Subsidiaries of the Borrower. The Borrower or a Subsidiary is the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding.

      ss.5.20. Lease Summaries. The Borrower has delivered to the Lender true, accurate and complete copies of all leases of any Real Estate to which the Borrower or any Subsidiary is a party (either as lessor or lessee).

      ss.5.21. Loan Documents. All of the representations and warranties of the Borrower and any Subsidiary made in the other Loan Documents or any document or instrument delivered to the Lender or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

      6. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Liability is Outstanding or the Lender has any obligation to make any Loan:

      ss.6.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees and other Liabilities provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

      ss.6.2. Maintenance of Office. The Borrower will maintain its chief executive office in Newton, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon not less than forty five
(45) days prior written notice to the Lender.

      ss.6.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

      ss.6.4. Financial Statements, Certificates and Information. The Borrower will deliver to the Lender:

            (1) As soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrower, the Borrower's Form 10K filed with the SEC and the audited Consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related audited Consolidated statements of earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by the Borrower's independent certified public accountant, Deloitte & Touche, LLP (or any successor thereto as determined by the Borrower's stockholders, which successor must be reasonably acceptable to the Lender), together with the notes accompanying the financial statements and a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default.

      (2) As soon as practicable, but in any event not later than forty-five
(45) days after the end of each of the Borrower's fiscal quarters, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related unaudited Consolidated statements of income and cash flow for such quarter and that portion of the Borrower's fiscal year then elapsed, the Borrower's Form 10Q filed with the SEC, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments) and that no Default or Event of Default then exists (or if a Default or Event of Default then exists, specifying the nature thereof).

      (3) (i) As soon as practicable, but in any event, not later than thirty
(30) days after the end of each month, copies of the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, and the related unaudited Consolidated statements of income and cash flow for such month and that portion of the Borrower's fiscal year then elapsed; and

            (ii) As soon as practicable, but in any event, not later than twenty-one (21) days after the end of each month, copies of the Borrower's sales journals, cash receipts journal, accounts receivable aging, inventory listing, accounts payable aging, bank recapitulation report and reconciliation report, all of the foregoing and all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments).

      (4) Simultaneously with the delivery of the financial statements referred to in subsections (a) and (b), above, a statement in the form of Exhibit D hereto signed by the Borrower's Chief Financial Officer and (i) setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.ss.8.1 through 8.6 and (if applicable) reconciliations to reflect changes in Generally Accepted Accounting Principles since the Balance Sheet Date, and (ii) confirming the existence/non-existence of any Event of Default.

      (5) On each Business Day, a Borrowing Base Report (as of the then immediately prior Business Day) in such form as from time to time may be satisfactory to the Lender, which shall include, among other things, the previous day's invoiced sales and cash receipts together with corresponding borrowings and payments under the Revolving Credit Loans.

      (6) Contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrower.

      (7) Contemporaneously with the Borrower's receipt thereof, copies of all accountants' management letters.

      (8) As soon as practicable, but in any event not later than thirty (30) days prior to the end of each fiscal year, a budget consisting of monthly projections of the financial condition and results of operations of the Borrower and its Subsidiaries for the following fiscal year, including, but not limited to, a projected balance sheet, statement of operations, statement of cash flows and statement of changes in stockholders' equity for such fiscal year.

      (9) From time to time such other financial data and information as the Lender may reasonably request.

ss.6.5. Notices.

      (1) Defaults. The Borrower will promptly notify, and will cause each of its Subsidiaries to promptly notify, the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

      (2) Environmental Events. The Borrower will promptly give notice, and will cause each of its Subsidiaries to promptly give notice, to the Lender (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that in either case involves any Real Estate or has the potential to materially affect the assets, liabilities, financial condition or operations of the Borrower, any Subsidiary or the Lender's security interests pursuant to the Security Documents.

      (3) Notification of Claims against Collateral. The Borrower will, and will cause each of its Subsidiaries, immediately upon becoming aware thereof, to notify the Lender in writing of any setoff, claims (including, with respect to any Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Lender with respect to the Collateral, are subject.

      (4) Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender in writing of any litigation or proceedings threatened or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Borrower or any of its Subsidiaries or that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender, in writing, in form and detail satisfactory to the Lender, of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries.

ss.6.6. Existence; Maintenance of Properties.

      (1) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, and the existence of Microfluidics as Delaware corporations. Except with respect to MediControl Corp., which the Borrower intends to dissolve, the Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower (i) will cause all of its properties and those of its Subsidiaries (except with respect to MediControl Corp.) used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries (except with respect to MediControl Corp.) to, continue to engage primarily in the businesses now conducted by it and in related businesses.

      (2) The Borrower shall:

            (1) keep the Collateral in good order and repair (ordinary reasonable wear and tear and insured casualty excepted).

            (2) not suffer or cause the waste or destruction of any material part of the Collateral.

            (3) not use any of the Collateral in violation of any policy of insurance thereon.

            (4) not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

                  (1) unless disposition is made in the ordinary course of Borrower's business and the proceeds are delivered to the Lender for repayment of the Liabilities and/or if such Collateral is replaced by the Borrower with newer assets

                  (2) the disposal of Equipment which is obsolete, worn out, or damaged beyond repair, which Equipment is replaced to the extent necessary to preserve or improve the operating efficiency of the Borrower.

                  (3) the turning over to the Lender of all proceeds of the Collateral as provided for herein and in the other Loan Documents.

      ss.6.7. Insurance. Schedule 6.7 sets forth all presently existing insurance maintained by the Borrower and any Subsidiary. The Borrower, and to the extent applicable, any Subsidiary, will maintain insurance on all Collateral as required by the Loan Documents, including, without limitation, naming the Lender as loss payee on all such policies, and will maintain with respect to its other properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. The Lender shall not require a collateral assignment of any life insurance policies on any Person.

      ss.6.8. Taxes. The Borrower and any Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies.

      ss.6.9. Inspection of Properties and Books. (a) Upon one (1) day's notice to the Borrower, the Borrower and any Subsidiary shall permit the Lender or any of the Lender's other designated representatives to visit during regular business hours and inspect any of the properties of the Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request.

            (b) Without limiting the rights of the Lender under ss.6.9(a), above, prior to the occurrence of an Event of Default, the Borrower shall permit the Lender, at the Borrower's expense, (i) to undertake one (1) commercial finance examination every ninety (90) days (for which the charge to be paid by the Borrower shall be $550.00 per day, but shall not exceed $15,000.00 in any calendar year, plus expenses); (ii) to obtain appraisals of any of the Borrower's or any Subsidary's assets in form and substance and by appraisers satisfactory to the Lender. Upon the occurrence of an Event of Default, the Lender may conduct such field examinations of the Borrower and any Subsidiary at such times as the Lender in its discretion deems appropriate and at the Borrower's sole cost and expense.

      ss.6.10. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with, and will cause each of its Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of their corporate charters and other charter documents and by-laws, (c) all agreements and instruments to which such Person is a party or by which such Person or any of such Person's properties may be bound and (d) all applicable decrees, orders, and judgments except for violations which, in the aggregate, do not have a material adverse effect on the business, operations, properties, assets, or financial condition of the Borrower and its Subsidiaries. If at any time while any Liability is Outstanding or the Lender has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will promptly take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

      ss.6.11. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to refinance existing Indebtedness to Comerica and for working capital purposes.

      ss.6.12. Bank Accounts. To permit the Lender to monitor the financial performance of the Borrower and each of the Borrower's Subsidiaries, the Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its deposit accounts with the Lender.

      ss.6.13. Cash Management.

            (1) The Borrower shall establish and maintain a lockbox arrangement with the Lender (the "Lockbox") on terms and conditions satisfactory to the Lender.

            (2) Attached hereto as Exhibit 6.13 is a schedule of all present checking or other demand daily deposit accounts maintained by the Borrower or any Subsidiary other than the deposit account to be established with the Lender pursuant to ss.6.12 above. The Borrower shall provide the Lender with a blocked account agreement or controlled disbursement account agreement with such depository institutions at which such accounts are maintained, each of which agreements shall be satisfactory to the Lender (the "Blocked Accounts").

            (3) On each Business Day, the Borrower shall cause all proceeds of the Collateral (including, without limitation, the proceeds in the Blocked Accounts) and from any other assets or source to be directed to the Lockbox to be applied against the then Outstanding principal balance of the Revolving Credit Loans in accordance with ss.2.7(b) above.

      ss.6.14. Further Assurances. The Borrower will cooperate with, and will cause each of its Subsidiaries to cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND ITS SUBSIDIARIES. The Borrower covenants and agrees that, so long as any Liability is Outstanding or the Lender has any obligation to make any Loans:

      ss.7.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (1) Indebtedness to the Lender arising under any of the Loan Documents;

            (2) current liabilities of the Borrower or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (3) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.6.8;

            (4) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (5) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

            (6) Indebtedness existing on the date of this Agreement and listed and described on Schedule 7.1 hereto; and

            (7) Indebtedness or commitments to incur any Indebtedness not in excess of $200,000.00 in any fiscal year for Capital Expenditures in accordance with the provisions of ss.8.5 below; and

            (8) Subordinated Indebtedness; and

            (9) Indebtedness to finance the acquisition of Equipment leases and conditional sales contracts, provided that such Indebtedness shall not exceed $50,000.00 in the aggregate outstanding at any time.

      ss.7.2. Restrictions on Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

                        (1) liens on properties to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

                        (2) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                        (3) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.7.1(d);

                        (4) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties in existence less than 40 days from the date of creation thereof in respect of obligations not overdue;

                        (5) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its

                              Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a Consolidated basis.

                        (6) presently outstanding liens listed on Schedule 7.2 hereto;

                        (7)   liens in favor of the Lender under the Loan
                              Documents;

                        (8) purchase money liens to secure Indebtedness permitted by ss.7.1(g); provided that such liens shall not extend to any Collateral other than the property which is the subject of the Capital Expenditure; and

                        (9) liens to secure the Indebtedness permitted by ss.7.1(i); provided that such liens shall not extend to any Collateral other than the property which is being financed by such Indebtedness.

      ss.7.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investments.

      ss.7.4. Merger, Consolidation. Except as permitted by the Lender in writing, the Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices) except (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or (ii) the merger or consolidation of two or more Subsidiaries of the Borrower.

      ss.7.5. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

      ss.7.6. Compliance with Environmental Laws. The Borrower will not, and will not permit any of its Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate or dispose of any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release.

      ss.7.7. Distributions. Corporation Action. The Borrower will not

            (1) make any Distributions, except as permitted by the Lender in writing;
            (2) own, redeem, retire, purchase, or acquire any of the Borrower's capital stock.

      ss.7.8. Subsidiaries.

            (1) The Borrower shall not acquire, form, or otherwise invest in any Subsidiary, without the prior written consent of the Lenders, which shall not be unreasonably withheld. Without limiting the foregoing, the Borrower acknowledges that the Lender's consent may be conditioned upon, among other things, the Lender's receipt of a guaranty by such Subsidiary of the Borrower's Liabilities, and a security interest in the Subsidiary's capital stock and assets in order to secure the Liabilities.

            (2) Neither Microfluidics Corporation nor MediControl Corp. shall
      (i) have any significant assets, nor shall the Borrower transfer any assets to either of Microfluidics Corporation or MediControl Corp., and
      (ii) engage in any business operations or activities, except that with respect to MediControl Corp., MediControl Corp. may only engage in activities related to its dissolution or winding-up. Notwithstanding the provisions of subclause (i) above, to the extent that, as of the Closing Date, Microfluidics Corporation shall possess any assets, the Borrower shall cause all such assets to be transferred to the Borrower as soon as practicable after the Closing Date.

      ss.7.9. Fiscal Year. The fiscal year of the Borrower and its Subsidiaries presently ends on December 31 of each year. The Borrower and its Subsidiaries shall not change their fiscal year end without furnishing prior written notice thereof to, and first obtaining the consent of, the Lenders, which consent shall not be unreasonably withheld or delayed.

      ss.7.10. Loans and Advances. The Borrower will not and will not permit any of its Subsidiaries to, make any loans or advances to any Person. Without limiting the generality of the foregoing, the Borrower will not make any loans or advances to any Subsidiary, including, without limitation, Microfluidics Corporation or MediControl Corp.

      ss.7.11. Terms of Subordinated Indebtedness. Neither the Borrower nor its Subsidiaries shall:

            (1) effect or permit any changes in or amendment to (i) the terms by which any Subordinated Indebtedness purports to be subordinated to the payment and performance of the Liabilities or (ii) the terms relating to the repayment of any Subordinated Indebtedness; or

            (2) directly or indirectly make any payment of any principal of or in redemption, retirement, or repurchase of any Subordinated Indebtedness, except as permitted pursuant to the Subordination Agreement by and among the Lender, the Borrower and Lake Shore Industries, Inc.

      8. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Liability is Outstanding or the Lender has any obligation to make any Loans:

      ss.8.1. Consolidated Tangible Net Worth. The Borrower shall maintain a Consolidated Tangible Net Worth equal to or greater than the following as of the dates indicated below:

    ----------------------------------------------------------------------------
    Fiscal 2000              Fiscal 2001               Fiscal 2002
    ----------------------------------------------------------------------------
    Quarter End  $ Amount    Quarter End  $  Amount    Quarter End  $ Amount
    ----------------------------------------------------------------------------
    3/31/00      2,750,000   3/31/01      3,300,000    3/31/02      3,850,000
    ----------------------------------------------------------------------------
    6/30/00      2,850,000   6/30/01      3,400,000    6/30/02      3,950,000
    ----------------------------------------------------------------------------
    9/30/00      2,950,000   9/30/01      3,500,000    9/30/02      4,050,000
    ----------------------------------------------------------------------------
    12/31/00     3,200,000   12/31/01     3,750,000    12/31/02     4,300,000
    ----------------------------------------------------------------------------

      ss.8.2. Liabilities to Worth (Leverage) Ratio. The Borrower shall not permit the ratio of (a)(i) Consolidated Total Liabilities less (ii) Subordinated Indebtedness, to (b) Consolidated Tangible Net Worth to be greater than the following as of the dates indicated below:

    --------------------------------------------------------------------------
    Fiscal 2000             Fiscal 2001              Fiscal 2002
    --------------------------------------------------------------------------
    Quarter End  Ratio      Quarter     Ratio        Quarter End  Ratio
                             End
    --------------------------------------------------------------------------
    3/31/00      2.0 : 1.0  3/31/01     1.75 : 1.0   3/31/02      1.50 : 1.0
    --------------------------------------------------------------------------
    6/30/00      2.0 : 1.0  6/30/01     1.75 : 1.0   6/30/02      1.50 : 1.0
    --------------------------------------------------------------------------
    9/30/00      2.0 : 1.0  9/30/01     1.75 : 1.0   9/30/02      1.50 : 1.0
    --------------------------------------------------------------------------
    12/31/00     1.75 : 1.0 12/31/01    1.50 : 1.0   12/31/02     1.50 : 1.0
    --------------------------------------------------------------------------

      ss.8.3. Consolidated Net Income. The Borrower shall achieve Consolidated Net Income (or Deficit) measured annually, as follows:

    --------------------------------------------------------------------------
    December 31, 2000       December 31, 2001        December 31, 2002
    --------------------------------------------------------------------------
           $150,000                 $150,000                 $150,000
    --------------------------------------------------------------------------

      ss.8.4. Minimum Debt Service. The Borrower shall not permit the ratio of Consolidated EBITDA to Debt Service Charges, measured quarterly on a rolling four (4) quarter basis, to be less than the following on the following dates:

    --------------------------------------------------------------------------
    Fiscal 2000                Fiscal 2001              Fiscal 2002
    --------------------------------------------------------------------------
    Quarter End   Ratio         Quarter    Ratio        Quarter     Ratio
                                End                     End
    --------------------------------------------------------------------------
    3/31/00       1.5 : 1.0    3/31/01     1.75 : 1.0   3/31/02    2.0 : 1.0
    --------------------------------------------------------------------------
    6/30/00       1.5 : 1.0    6/30/01     1.75 : 1.0   6/30/02    2.0 : 1.0
    --------------------------------------------------------------------------
    9/30/00       1.5 : 1.0    9/30/01     2.0 : 1.0    9/30/02    2.0 : 1.0
    --------------------------------------------------------------------------
    12/31/00      1.75 : 1.0   12/31/01    2.0 : 1.0    12/31/02   2.0 : 1.0
    --------------------------------------------------------------------------

      ss.8.5. Maximum Capital Expenditures. The Borrower shall not make or incur Capital Expenditures in any fiscal year in excess of $200,000.00 in the aggregate.

      ss.8.6. Minimum Availability Covenant. The Borrower shall at all times, commencing on the first (1st) after the Closing Date, maintain excess Availability of at least $100,000.00 until such time that the annual financial statements which Borrower is required to provide to Lender in accordance with the provisions of ss.6.4(a) hereof, reflect that the Borrower has achieved a net profit for the previous fiscal year, commencing with the financial statements required to be delivered as of the end of the Borrower's fiscal year 2000.

      9. CLOSING CONDITIONS. The obligations of the Lender to make the Revolving Credit Loan and the Term Loan shall be subject to satisfaction of the following conditions precedent:

      ss.9.1. No Material Adverse Change. There shall have occurred no material adverse change in the assets, business, operations, properties, financial condition or prospects of the Borrower or any of its Subsidiaries, including, without limitation, no material changes to the Borrower's projected 1999 fiscal year end results. The Lender and the Borrower acknowledge that the auditor's opinion for fiscal year 1998 notes a "going concern" qualification which will note constitute a material adverse change for the purposes of this section.

      ss.9.2. Financial Statements. The Lender shall have received the Borrower's most recent interim reviewed and unaudtited financial statements which shall be acceptable to the Lender. The Lender shall have received satisfactory evidence that as of the Closing Date, the Borrower and its Subsidiaries are in compliance with the provisions of ss.ss.8.1 through 8.6 on a pro forma basis.

      ss.9.3. Landlord Waivers. Unless waived by the Lender, the Lender shall have received waivers (each in form reasonably satisfactory to the Lender) by each of the Borrower's landlords and warehouses.

      ss.9.4. Corporate Structure. The Lender shall be satisfied in all respects with the legal structure and capitalization of the Borrower and its Subsidiaries and all documentation relating thereto.

      ss.9.5. No Default or Event of Default. No Default or Event of Default shall then exist.

      ss.9.6. Litigation. There shall be no material, pending or threatened litigation or proceeding involving the Borrower or any of its Subsidiaries which, in the judgment of the Lender, could have a material adverse effect on the Borrower or any of its Subsidiaries or the ability of the Borrower or its Subsidiaries to perform their obligations under the Loan Documents, and no judgment, order, injunction or other similar injunction or other similar restraint prohibiting any of the transactions contemplated hereby shall exist.

      ss.9.7. Evidence of Insurance. The Lender shall have received evidence, in form, scope and substance and with such insurance carriers, satisfactory to the Lender, for all insurance policies required under any of the Loan Documents, naming the Lender as loss payee or mortgagee, as applicable.

      ss.9.8. Compliance with Law. The Lender shall be satisfied that (i) the Borrower and each of its Subsidiaries has obtained all material and appropriate authorizations and approvals of all governmental authorities required for the due execution, delivery and performance by such Person of each of the Loan Documents to which it is or will be a party and for the perfection of or the exercise by the Lender of its respective rights and remedies under the Loan Documents and (ii) the Loans as well as all other transactions contemplated hereby, shall be in material compliance with, and shall have obtained all material and appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, corporate laws, ERISA laws, securities laws, retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material agreement of Borrower and its Subsidiaries.

      ss.9.9. Certified Copies of Organization Documents. The Lender shall have received from the Borrower and each of its Subsidiaries, a copy, certified as of a recent date by the appropriate officer of the State in which such Person is organized to be true and complete, of the corporate charter and any other organization documents of such Person as in effect on such date of certification. The Borrower and each of its Subsidiaries shall furnish evidence satisfactory to the Lender that they are each duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify.

      ss.9.10. By-laws; Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party, and all action on the part of Microfluidics necessary for the valid execution, delivery and performance by it of the other Loan Documents to which it is a party, shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from the Borrower and Microfluidics a true copy of such Person's by-laws and the resolutions adopted by such Person's board of directors authorizing the transactions described herein, certified by its secretary as of a recent date to be true and complete.

      ss.9.11. Incumbency Certificate; Authorized Signers. The Lender shall have received from the Borrower and Microfluidics, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) to make requests for Loans; and (c) to give notices and to take other action on behalf of the Person under the Loan Documents.

      ss.9.12. Environmental Review. The Lender shall have received a certificate from the Borrower that, to the best of its knowledge, Borrower and its direct and indirect subsidiaries (a) are in compliance in all material respects with all applicable environmental, health and safety statutes and regulations, (b) are not subject to any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, and (c) have no material contingent liability in connection with any past or present treatment, storage, recycling, disposal or release or threatened release, at any location, of any toxic or hazardous waste or proposed environmental, health safety laws or regulations.

      ss.9.13. Employment; Product Liability. The Lender shall be satisfied with the Borrower's and its Subsidiaries' product liability, labor and union matters.

      ss.9.14. Validity of Liens. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

      ss.9.15. Officer's Certificates.

            (1) The Lender shall have received a solvency certificate from the Borrower's Chief Financial Officer in form satisfactory to the Lender.

            (2) The Lender shall have received a certificate from the Borrower's Chief Financial Officer and stating that the representations and warranties made by the Borrower to the Lender in the Loan Documents are true and complete as of the date of such Certificate, and that no event has occurred, or failed to occur, which occurrence or which failure constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

      ss.9.16. Opinion of Counsel Concerning Organization and Loan Documents. The Lender shall have received a favorable opinion addressed to the Lender and dated as of the Closing Date, in form and substance satisfactory to the Lender from Attorneys Gadsby & Hannah, LLP.

      ss.9.17. Equity Infusion. The Lender shall have received evidence satisfactory to the Lender that the Borrower has received at least $250,000.00 of equity capital on terms and conditions satisfactory to the Lender.

      ss.9.18. Subordinated Debt. The Lender shall have received evidence satisfactory to the Lender that (i) the Borrower has converted $500,000.00 of existing subordinated Indebtedness in favor of Lake Shore Industries, Inc. into equity of the Borrower, and (ii) the Lender, the Borrower and Lake Shore Industries, Inc. shall have entered into a subordination agreement with respect to the remaining Subordinated Debt in the amount of $300,000.00, which shall be in form and substance satisfactory to the Lender.

      ss.9.19. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

      ss.9.20. Borrowing Base Report. The Lender shall have received a Borrowing Base Report as of the Business Day immediately preceding the Closing Date and otherwise in compliance with the provisions of ss.6.4(e).

      ss.9.21. Payment of Fees. The Borrower shall have paid to the Lender the Commitment Fee pursuant to ss.3.1 as well as all costs and expenses incurred by the Lender in connection with the establishment of the credit facilities contemplated hereby (including the fees and expenses of counsel to the Lender).

      ss.9.22. Minimum Day One Availability. After giving effect to the first loan under the Revolving Credit, the Borrower shall have excess Availability of at least $300,000.00.

      ss.9.23. Cash Management. The Lender and the Borrower shall have established a lockbox arrangement and other cash management procedures, including establishment of blocked account agreements or controlled disbursement accounts, all on terms and conditions satisfactory to the Lender.

      ss.9.24. Additional Documents. The Borrower shall have provided such additional instruments and documents to the Lender and the Lender's counsel may have requested, including, without limitation, the Guaranty and Security Agreement by Microfluidics and a pledge by the Borrower of its stock in Microfluidics.

      10. CONDITIONS TO ALL BORROWINGS. The obligations of the Lender to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:"

      ss.10.1. Representations True; No Event of Default. Each of the representations and warranties of the Borrower and its Subsidiaries, to the extent applicable, contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Lender shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

      ss.10.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make such Loan.

      ss.10.3. Governmental Regulation. The Lender shall have received such statements in substance and form reasonably satisfactory to the Lender as the Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

      ss.10.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lender's counsel, and the Lender and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

      11. EVENTS OF DEFAULT; ACCELERATION; ETC.

      ss.11.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

            (1) the Borrower shall fail to pay any principal of or interest on any of the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (2) the Borrower shall fail to promptly, punctually, faithfully perform, discharge, or comply with any covenant or Liability not otherwise described in ss.11(a) above and included in any of the following provisions hereof: ss.6.7, ss.6.13, ss.7.10, ss.7.11; ss.ss.8.1 through 8.6, inclusive.

            (3) the Borrower or any of its Subsidiaries shall fail to promptly, punctually, faithfully perform, discharge, or comply with any covenant or Liability not otherwise described in ss.11(a) and ss.11(b) within thirty
      (30) days from the date that the Borrower or any of its Subsidiaries was required to perform, discharge, or comply with such covenant or Liability.

            (4) any representation or warranty of the Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement is determined by the Lender to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (5) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or the Borrower or any of its Subsidiaries shall fail to observe or perform any term, covenant, or agreement contained in any material contract to which the Borrower is a party for such period of time as would permit any party to such material contract (assuming the giving of appropriate notice if required) to terminate such material contract;

            (6) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

            (7) The filing of any case or other proceeding against the Borrower or any of the Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not discharged or dismissed within ninety (90) days of its commencement; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (8) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $75,000.00;

            (9) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (10) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Lender shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC on such Guaranteed Pension Plan in an aggregate amount exceeding $50,000.00 and (i) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or
      (ii) a trustee shall have been appointed by the United States District Court to administer such Plan; or (iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (11) the Borrower or any of its Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower or such Subsidiaries;

            (12) there shall have occurred any material adverse change, as determined by the Lender in good faith, in or to the assets, liabilities, financial condition, business operations, or prospects of the Borrower and its Subsidiaries, taken as a whole, or to any industry in which the Borrower and its Subsidiaries derives a substantial portion of their revenues; or

            (13) A Change in Control shall have occurred;

then, and in any such event, so long as the same may be continuing, the Lender at its option may declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.11.1(f) or 11.1(g), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

      ss.11.2. Termination of Revolving Credit. If any one or more Events of Default specified in ss.11.1(f) or ss.11.1(g) shall occur, the Lender shall be relieved of all obligations to make Revolving Credit Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date the conditions precedent to the making of the Loans to be made on such Drawdown Date are not satisfied, the Lender may by notice to the Borrower, terminate its agreement to make Revolving Credit Loans, and upon such notice being given the Lender's agreement to make Revolving Credit Loans shall terminate immediately and the Lender shall be relieved of all further obligations to make Revolving Credit Loans. No termination of the credit hereunder shall relieve the Borrower of any of the Liabilities or any of its existing obligations to the Lender arising under other agreements or instruments.

      ss.11.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loans pursuant to ss.11.1, the Lender, if owed any amount with respect to the Loans may proceed, to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Liabilities to the Lender are evidenced, including to the full extent permitted by applicable law the obtaining of the appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      ss.11.4. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be turned over to the Lender and distributed by the Lender for application as follows:

            (1) First, to the payment of, or (as the case may be) the reimbursement of, the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

            (2) Second, to all other Liabilities in such order or preference as the Lender may determine;

            (3) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Liabilities, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (4) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      12. SETOFF. The Borrower and each of its Subsidiaries grant to the Lender, as security for the full and punctual payment and performance of the Liabilities, a continuing lien on and security interest in all securities or other property belonging to the Borrower or any of its Subsidiaries now or hereafter held by the Lender, or any of its affiliates, and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to the Borrower or any of its Subsidiaries or subject to withdrawal by the Borrower or any of its Subsidiaries; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Liabilities, the Lender or any of its affiliates are hereby authorized at any time and from time to time, without notice to the Borrower or any of its Subsidiaries (any such notice being expressly waived by each of them) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against their respective Liabilities, whether or not the Lender shall have accelerated the Liabilities as provided for herein and although such Liabilities may be contingent or unmatured.

      13. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all appraisal fees, engineer's fees, and the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administration or interpretation of the Loan Documents and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred by the Lender in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender in connection with any such enforcement proceedings) incurred by any Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this ss.13 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

      14. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (c) the Borrower's or any of its Subsidiaries' entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided however that the Lender shall not be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that the Lender acted in bad faith, with willful misconduct or gross negligence. In litigation, or the preparation therefor, the Lender shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this ss.14 shall survive the repayment of the Liabilities and the termination of the obligations of the Lender hereunder.

      15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains Outstanding or the Lender has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

      16. ASSIGNMENT AND PARTICIPATION.

      ss.16.1. Assignments. This Agreement shall be binding upon the Borrower and the Borrower's representatives, successors, and assigns and shall enure to the benefit of the Lender and the Lender's successors and assigns provided, however, no trustee or other fiduciary appointed with respect to the Borrower shall have any rights hereunder. The Lender may in connection with any bulk sale by any of (i) the Lender, (ii) its parent or (ii) any affiliate of the Lender, of any loan portfolio of which the Facilities are a part, without the prior written consent of the Borrower, assign and sell its rights with respect to and delegate its obligations under this Agreement and the Facilities, in whole or in part. In the event that the Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Lender hereunder and the Lender shall thereupon be discharged and relieved from its duties and obligations hereunder.

      ss.16.2. Participations. The Lender may assign and sell certain of its rights to another Lender or to grant participations therein to any institutional lender or institutional investor, without the prior written consent of the Borrower, as long as the Lender remains the lead bank and continues to serve as the relationship agent with the Borrower.

      ss.16.3. Pledge by Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      ss.16.4. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

      ss.16.5. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

      17. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement, the Note or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (1) if to the Borrower, at 30 Ossipee Road, Newton, Massachusetts 02464, Attention: Mr. Irwin J. Gruverman, Chief Financial Officer (Telecopier: 617- 965-1213), or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to Douglas A. Fineberg, Esquire, Gadsby & Hannah, LLP, 225 Franklin Street, Boston, Massachusetts 02110 (Telecopier:
      617-345-7050); and

            (2) if to the Lender, at One Federal Street, Boston, Massachusetts 02110, Attention: Mr. A. Keith Broyles, Vice President and Manager (Telecopier: 617-350-7677), or such other address for notice as the Lender shall last have furnished in writing to the Borrower, with a copy to Kevin
      M. Murtagh, Esquire, Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108 (Telecopier: 617-723-6831).

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      18. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN) ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.20. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      19. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      20. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      21. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.23.

      22. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER AGAINST NATIONAL BANK OF CANADA (AND NOT ITS SUCCESSORS AND ASSIGNS) IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      23. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender.

      No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      24. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                MFIC CORPORATION

                                By: /s/ Irwin J. Gruverman
                                    -------------------------------
                                    Name: Iwrin J. Gruverman
                                    Title: Chairman and CEO


                                NATIONAL BANK OF CANADA, A Canadian
                                Chartered Bank

                                By: /s/ A. Keith Broyles
                                    --------------------------------
                                    Name: A. Keith Broyles
                                    Title: Vice President

                                By: /s/ Leonard J. Pellecchia
                                    --------------------------------
                                    Name: Leonard J. Pellecchia
                                    Title: Vice President